As filed with the Securities and Exchange Commission on February 25, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4803544
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2701 Olympic Boulevard, Building B
Santa Monica, California	90404
(Address of principal executive offices)	(Zip code)

AMENDED AND RESTATED

ACTIVISION BLIZZARD, INC. 2014 INCENTIVE PLAN

(Full title of the plan)

Armin Zerza

Chief Financial Officer

Activision Blizzard, Inc.

2701 Olympic Boulevard, Building B

Santa Monica, California 90404
(Name and address of agent for service)

(310) 255-2000

(Telephone number, including area code,
of agent for service)

with copy to:

Grant Dixton

Chief Legal Officer

Activision Blizzard, Inc.

2701 Olympic Boulevard, Building B

Santa Monica, California 90404

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Activision Blizzard, Inc, (the “Company”) pursuant to General Instruction E to Form S-8 to register 10,055,358 additional shares (the “Shares”) of the Company’s common stock, par value $0.000001 per share, issuable pursuant to the Amended and Restated Activision Blizzard, Inc. 2014 Incentive Plan (the “2014 Plan”). The Shares consist of (a) 5,961,360 shares issuable under the 2014 Plan pursuant to Section 3(b) of the 2014 Plan; and (b) 4,093,998 shares that were previously subject to awards granted under Prior Plans (as defined under the 2014 Plan) and became available for issuance under the 2014 Plan pursuant to Section 3(a) of the 2014 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-196956) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 20, 2014 and the registration statement on Form S-8 (Registration No. 333-209825) filed by the Company with the Commission on February 29, 2016 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated by reference into this registration statement on Form S-8:

(a)            Annual Report on Form 10-K for the year ended December 31, 2021;

(b)            The following current reports on Form 8-K:

•	dated January 18, 2022 and filed with the Commission on January 18, 2022;

•	dated January 17, 2022 and filed with the Commission on January 19, 2022;

•	date February 3, 2022 (Item 8.01 only) and filed with the Commission on February 3, 2022; and

(c)            The description of the Company’s common stock, par value $0.000001 per share, contained in the Company’s Registration Statement on Form 8-A, File No. 000-12699, filed on July 23, 1984, as the description therein has been updated and superseded by the description of the Company’s capital stock contained in Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Grant Dixton, the Company’s Chief Legal Officer, has opined as to the legality of the securities being offered by this registration statement. Mr. Dixton is a full-time employee of the Company and is eligible to participate in the 2014 Plan.

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed June 6, 2014).

4.2	Fifth Amended and Restated Bylaws of the Company, adopted as of January 17, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed January 19, 2022).

5.1*	Opinion of Grant Dixton, Chief Legal Officer of Activision Blizzard, Inc.

23.1*	Consent of Grant Dixton, Chief Legal Officer of Activision Blizzard, Inc. (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company.

24.1*	Power of attorney (included in the signature pages hereto).

99.1	Amended and Restated Activision Blizzard, Inc. 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q filed May 4, 2017).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 25th day of February, 2022.

ACTIVISION BLIZZARD, INC.

By:	/s/ Armin Zerza
Armin Zerza
Chief Financial Officer, Activision Blizzard, Inc.

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Grant Dixton as attorney-in-fact and agent, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to this attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Robert A. Kotick	Chief Executive Officer (Principal Executive Officer) and Director	February 25, 2022
Robert A. Kotick

/s/ Armin Zerza	Chief Financial Officer (Principal Financial Officer)	February 25, 2022
Armin Zerza

/s/ Jesse Yang	Chief Accounting Officer (Principal Accounting Officer)	February 25, 2022
Jesse Yang

/s/ Reveta Bowers	Director	February 25, 2022
Reveta Bowers

/s/ Robert J. Corti	Director	February 25, 2022
Robert J. Corti

/s/ Hendrik J. Hartong III	Director	February 25, 2022
Hendrik J. Hartong III

/s/ Brian G. Kelly	Chairman and Director	February 25, 2022
Brian G. Kelly

/s/ Barry Meyer	Director	February 25, 2022
Barry Meyer

/s/ Robert J. Morgado	Director	February 25, 2022
Robert J. Morgado

/s/ Peter Nolan	Director	February 25, 2022
Peter Nolan

/s/ Dawn Ostroff	Director	February 25, 2022
Dawn Ostroff

/s/ Casey Wasserman	Director	February 25, 2022
Casey Wasserman

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